Exhibit 3.25

State of Delaware Secretary of State Division of Corporations Delivered 06:49 PM 03/29/2012 FILED 06:34 PM 03/29/2012 SRV 120373968 – 5132382 FILE

CERTIFICATE OF FORMATION

OF

SW BEHAVIORAL, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.	The name of the limited liability company is SW Behavioral, LLC (the “Company”).

2.	The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 29th day of March, 2012.

Colbey B. Reagan, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:45 PM 07/22/2013 FILED 12:29 PM 07/22/2013 SRV 130902225 – 5132382 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: SW Behavioral, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name is of the limited liability company is changed to Cascade Behavioral Hospital, LLC. IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15 day of July, A.D. 2013.

By:

Authorized Person(s)

Name:	Christopher L. Howard
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